                                                                    EXHIBIT 99.1



                       KINNARD SPECIAL COMMITTEE TO REVIEW
                   UNSOLICITED TENDER OFFER FROM STOCKWALK.COM


MINNEAPOLIS, December 8/PR Newswire/ -- Kinnard Investments, Inc. (NASDAQ:KINN) today urged all of its shareholders to take no action with respect to the unsolicited tender offer announced by Stockwalk.com Group, Inc. to acquire all of Kinnard's outstanding common stock for $7.50 per share until the special committee of its board of directors has reviewed the unsolicited offer and made its recommendation to shareholders.

Kinnard also announced that the special committee of the board will make its recommendation to shareholders within 10 business days of Stockwalk.com's filing of tender offer documents with the Securities and Exchange Commission.

The special committee of the board has retained U.S. Bancorp Piper Jaffray as its financial adviser and Kaplan, Strangis and Kaplan, P.A. as its legal counsel.

Kinnard investments, Inc. is a Minneapolis-based financial services holding company engaged in securities brokerage, investment banking, fixed income products, asset management and related financial services.


                                       5